Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Strategy Aggressive Growth Allocation Fund
Nuveen Strategy Balanced Allocation Fund
Nuveen Strategy Conservative Allocation Fund
Nuveen Strategy Growth Allocation Fund

Each a Series of Nuveen Strategy Funds, Inc.
811-07687

We hereby incorporate by reference a new
Investment Advisory Agreement, and a new Sub-
Advisory Agreement. The new Agreements were filed as Exhibits 99D.1 and 99D.2, respectively, under Conformed Submission Type 485BPOS, accession number 0001193125-14-454828, on
December 29, 2014.